Exhibit 10.2
Addendum to the Confidential Separation Agreement and General Release of All Claims Between Cross Country Staffing, Inc. d/b/a Cross Country Healthcare Services
And Dan White
This Addendum (“Addendum”) is made to Confidential Separation Agreement and General Release of All Claims (“Separation Agreement”) entered into between Dan White (“Employee”) and Cross Country Staffing, Inc. d/b/a Cross Country Healthcare Services (“Employer”) on February 14, 2024, and is limited to the amendment/modification stated herein. The remainder of the Separation Agreement shall remain in full force and effect with no changes other than what is stated herein. This Addendum shall not affect any release or waiver contained in the Separation Agreement and is not subject to any revocation period. The term “Party” or “Parties” as used herein shall refer to Employee, Employer or both, as may be appropriate. Pursuant to the Severance Agreement which resulted from the elimination of Employee’s position and separation from the Company as part of a restructuring, this addendum shall be signed on or after the Separation Date as defined in the Separation Agreement.
1.As of the Separation Date, Employee reaffirms and agrees to the general release of claims as described in Section 5 of the Separation Agreement.

2.As of the Separation Date, Employee reaffirms and agrees to the waiver of California Civil Code section 1542 as described in Section 6 of the Separation Agreement.

3.As of the Separation Date, Employee affirms that Employee has been paid or has received all compensation, wages, bonuses, commissions, and benefits which are due and payable as of the Separation Date. Employee also affirms that Employee has submitted all expense reports in compliance with Employer’s policies and procedures and been reimbursed for all expenses necessarily incurred by Employee in following Employer’s directions or incurred in performing Employee’s duties during Employee’s employment with Employer through the Separation Date.

4.Except as reflected in paragraphs 1 - 3 of this Addendum, Employee and Employer agree that all other provisions of the Separation Agreement remain unchanged.

IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Addendum as of the date set forth below:

Executed on March 31, 2024

By: DAN WHITE
3/31/2024

Executed on March 31, 2024

CROSS COUNTRY STAFFING, INC. D/B/A CROSS COUNTRY HEALTHCARE SERVICES

By:     COLIN MCDONALD, PHR, SHRM-CP
Chief Human Resources Officer